Exhibit 99.1

NEWS RELEASE

Global Power w 400 E Las Colinas Blvd., Suite 400 w Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Reports Financial Results for 2016;
Provides Operational Update and Announces Strategic Initiative

IRVING, Texas, September 12, 2017 – Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today reported its financial results for the full year ended December 31, 2016, as well as for the first, second and third quarters of 2016.  Reporting of the Company’s 2016 financial results was delayed because of the time it took to prepare, audit and file the Company’s 2015 Annual Report on Form 10-K, which included restated results from prior-year periods.

The Company also reported on its operational progress in 2017 and its current strategic actions.

Craig Holmes and Tracy Pagliara, Co-Presidents and Co-CEOs of Global Power, commented, “We continue to advance our efforts to address financial, operational and strategic challenges.  We have sold non-core assets, refinanced our debt, realigned management teams in our domestic products businesses and measurably cut costs.”

They added, “We are currently evaluating strategic alternatives for our Mechanical Solutions segment.  We believe this segment’s customers, employees and suppliers could benefit from a new strategic partner that can provide increased liquidity and capital for the business to compete more effectively and pursue greater growth in its end markets.  In the meantime, we are committed to continuing to leverage our strong brands and remain focused on delivering quality products and services.  We also are working to strengthen each of our business segments by seeking to increase project scope with existing customers while pursuing opportunities to diversify our markets and customer base.”

2016 Financial Results

Revenue

	Year Ended December 31,		Variance
($ in thousands)	2016	2015	$	%

Mechanical Solutions	$112,022	$122,593	(10,571)	(8.6)
Electrical Solutions	75,559	93,057	(17,498)	(18.8)
Services	231,007	373,353	(142,346)	(38.1)
Total	$418,588	$589,003	(170,415)	(28.9)

As expected, revenue in 2016 declined $170.4 million primarily due to the reduction in Services segment revenue.

•

Revenue for Mechanical Solutions declined $6.2 million, related to the July 2016 sale of TOG Holdings, Inc. and its wholly owned subsidiary, TOG Manufacturing Company, Inc. (collectively “TOG”).  TOG’s revenue was $3.6 million in 2016 and

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

$9.8 million in 2015.  The decline in revenue was also attributable to a $6.7 million decrease for inlet systems projects, lower after-market parts sales and quality and execution issues in prior years with major OEM customers in its United States-based business.  Currently, the Company believes these issues have been mostly resolved. Additionally, revenue in 2015 was adversely impacted by $3.9 million in liquidated damages.  Approximately 66%, or $74.3 million, of Mechanical Solutions revenue was from sales outside the United States.

•	Revenue for Electrical Solutions decreased $7.9 million due to lower sales of control houses, while 2015 revenue benefited from a $9.9 million multi-unit generator enclosures shipment.

•	The vast majority of Electrical Solutions revenue was generated in the United States.

•

Revenue for Services declined $65.1 million due to the loss of a maintenance and modification contract in mid-2015 and the related project work associated with that contract.  In addition, approximately $66.4 million of the decline in revenue was due to the completion of a nuclear facility construction project, which was commissioned to restart service in the latter half of 2016.  Furthermore, revenue in 2015 benefited $27.3 million from the 18-month outage schedule associated with another maintenance and modification contract customer. Services revenue in both periods included revenue associated with Hetsco Holdings, Inc. and its wholly owned subsidiary, Hetsco, Inc. (collectively “Hetsco”), which were sold in January 2017 in order to reduce debt.  Hetsco’s revenue was $22.4 million in 2016 and $23.7 million in 2015.

•	Services revenue was primarily generated in the United States.

Gross Profit / Margin %

	Year Ended December 31,		Variance
($ in thousands)	2016	2015	$	%

Mechanical Solutions	$15,507	$8,740	6,767	77.4
Gross Margin %	13.8%	7.1%
Electrical Solutions	2,250	(985)	3,235	NM
Gross Margin %	3.0%	(1.1)%
Services	31,232	44,842	(13,610)	(30.4)
Gross Margin %	13.5%	12.0%
Total	$48,989	$52,597	(3,608)	(6.9)
Gross Margin %	11.7%	8.9%

•

Gross profit improved on lower revenue for Mechanical Solutions because of improved project execution, a $4.3 million reduction in warranty expense and a $3.9 million reduction in liquidated damages in its domestic business.

•

Electrical Solutions gross profit improvement primarily reflected efficiencies gained from facility rationalization, which included the closure of its Chattanooga, Tennessee plant, and $2.5 million in lower warranty expense.

•

Services gross profit declined on lower revenue.  The lost maintenance and modification contract, completion of construction on a nuclear facility and the timing of a customer outage had a $17.9 million negative impact on gross profit.  Partially offsetting the decline was the addition of $3.0 million in gross profit on multi-year fixed price nuclear and fossil fuel projects.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Operating Expenses

	Year Ended December 31,		Variance
($ in thousands)	2016	2015	$	%

Selling and marketing expenses	$9,544	$12,130	(2,586)	(21.3)
General and administrative expenses	48,599	55,086	(6,487)	(11.8)
Restatement expenses	6,738	14,385	(7,647)	(53.2)
Loss on sale of business and net assets held for sale	8,812	-	8,812	100.0
Loss on sale-leasebacks, net	1,857	-	1,857	100.0
Impairment expense	-	47,755	(47,755)	(100.0)
Bargain purchase gain	-	(3,168)	3,168	(100.0)
Depreciation and amortization expense (1)	7,154	8,602	(1,448)	(16.8)
Total	$82,704	$134,790	(52,086)	(38.6)

(1)	Excludes depreciation and amortization for the years ended December 31, 2016 and 2015 of $2,200 and $2,470, respectively, included in cost of revenue.

•

Reduced selling and marketing expenses were principally the result of a $0.9 million decline in bad debt expense, $0.6 million in lower sales commissions due to lower revenue, $0.3 million reduction in travel and entertainment expense and $0.2 million less for recruiting expense.

•

General and administrative expenses declined $7.8 million when excluding $0.7 million in disposition costs associated with the Hetsco and TOG sales, and a $0.6 million charge related to the facility closure in Chattanooga.  The majority of the decline in 2016 was due to reduced headcount and related lower compensation and benefit expense, along with reduced travel costs.

•

Restatement expenses were down from the prior year.  Restatement expenses primarily consisted of fees for legal and accounting services associated with the restatement of the Company’s historical financial results.

Operating Income (Loss)

	Year Ended December 31,		Variance
($ in thousands)	2016	2015	$	%

Mechanical Solutions	$2,230	$(32,997)	35,227	NM
Electrical Solutions	(8,739)	(27,542)	18,803	68.3
Services	3	12,217	(12,214)	(100.0)
Corporate	(27,209)	(33,871)	6,662	19.7
Total	$(33,715)	$(82,193)	48,478	59.0

Consolidated operating loss for 2016 improved primarily due to $47.8 million in impairment expenses that impacted 2015.

•

Mechanical Solutions operating income improved on higher gross profit and the elimination of $24.4 million in impairment expense recorded in 2015.  Additionally, Mechanical Solutions reduced operating costs by $4.0 million, of which $0.7 million were attributable to TOG, which was sold in July 2016.  Mechanical Solutions operating results included $0.8 million and $1.5 million of operating expenses associated with TOG in 2016 and 2015, respectively.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

•

Electrical Solutions operating loss improved on higher gross profit and the elimination of  $19.1 million in impairment expense recorded in 2015.  Operating loss in 2015 had the benefit of a $3.2 million bargain purchase gain.

•

Services operating income was down to approximately breakeven as a result of lower gross profit of $13.6 million, the $8.3 million loss recorded for the pending sale of Hetsco and a  $1.2 million loss on a sale-leaseback, partially offset by a reduction of $4.2 million of impairment charges recorded in 2015.  Excluding those impacts, operating expenses for Services were down $6.7 million due to various cost reduction initiatives.  Services operating income included Hetsco losses of $7.6 million and $5.3 million in 2016 and 2015, respectively.

•	Corporate operating expenses decreased primarily due to reduced restatement expenses.

Non-Operating Items and Net Results

	Year Ended December 31,		Variance
($ in thousands, except per share amounts)	2016	2015	$	%

Interest expense, net	$8,398	$4,484	3,914	87.3
Foreign currency gain	(217)	(1,014)	797	78.6
Other expense, net	15	12	3	25.0
Income tax expense (benefit)	1,702	(6,946)	8,648	NM
Net loss	(43,613)	(78,729)	35,116	44.6
Loss per share – diluted	(2.51)	(4.59)	2.08	45.3

Adjusted EBITDA NOTE 1	702	(6,854)	7,556	NM

•	Interest expense reflects the impact of a weighted average interest rate of 10.2% in 2016 compared with 5.0% in 2015 on lower average debt balances.

•	Income tax expense in 2016 primarily relates to foreign taxes imposed on the net income of our foreign subsidiaries.

•

As expected, 2016 Adjusted EBITDA was slightly positive and improved from 2015 primarily due to lower sales and marketing and general and administrative expenses after adjustments for non-recurring items in both years.  Adjusted EBITDA is defined as consolidated net income before interest expense-net, income tax expense (benefit), franchise taxes, depreciation and amortization, impairment expense, bargain purchase gain, foreign currency gain, other expense, net, stock-based compensation, restatement costs, asset disposition costs, net losses on sale-leasebacks, loss on sale of business and net assets held for sale, bank restructuring costs, facility closure costs and severance costs.

Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Global Power believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Global Power's financial statements, as they are used as analytical indicators by Global Power's management to better understand operating performance.  Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable with other similarly titled measures used by other companies.

See NOTE 1 – Non-GAAP Financial Measures and the attached tables for additional important disclosures regarding Global Power’s use of Adjusted EBITDA, as well as the attached tables that reconcile net income to Adjusted EBITDA.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Liquidity Update

As of September 5, 2017, the Company had $29.3 million in cash and equivalents, including $14.0 million in restricted cash, and an outstanding gross debt balance of approximately $60.9 million.

Given its restrictions under its lending facility, the Company funded operations with working capital during 2016.

In June 2017, the Company refinanced its borrowings with a new $45.0 million credit facility.  This term loan has a maturity date of December 16, 2021.  In August 2017, the lenders amended the credit agreement to provide an additional $10.0 million term loan to the Company to address working capital needs.  The additional $10.0 million loan matures on September 30, 2018.  Borrowings under the new facility initially bear interest at LIBOR plus 9% per year, payable in cash, plus 10% payable in-kind (“PIK”) interest.  Beginning January 1, 2018, the PIK interest rate will increase to 15% per year if the Company chooses not to make an elective principal payment of $25.0 million.  The Company may voluntarily prepay the term loans at any time in a minimum amount of $1.0 million of the outstanding principal amount, plus any accrued, but unpaid, interest on the aggregate amount of the term loans being prepaid, plus a defined prepayment premium ranging from 0% to 3% based on the timing of the prepayments.

While the expansion of the term loan has provided the Company with a certain amount of incremental liquidity, the Company’s overall liquidity remains constrained.  To address its liquidity constraints and better focus its resources, the Company has initiated processes to sell its manufacturing facility in Mexico as well as its office facility in the Netherlands.  The Company is also evaluating strategic alternatives relating to its Mechanical Solutions segment.

First Half 2017 Operational Review and Financial Result Estimates

Cautionary Note Regarding Preliminary Estimates

All statements in this press release regarding the Company’s preliminary 2017 financial results, including its revenue, are forward-looking statements based on the Company’s initial review of the results in the first half of 2017.  There is significant risk that actual results could differ significantly from the preliminary estimates contained in this press release.  Investors are cautioned not to place undue reliance on the 2017 guidance.  The preliminary information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any periods.

The Company’s independent registered public accounting firm has not audited or reviewed the preliminary 2017 estimates.

In its 2016 Annual Report on Form 10-K (the “2016 10-K”), the Company disclosed that its internal controls over financial reporting were not effective as of December 31, 2016, due to the material weaknesses described in the 2016 10-K, and those material weaknesses have not been remediated as of the date of this press release.  The material weaknesses in the Company’s internal controls significantly increase the risk that the preliminary 2017 information provided herein may need to change.  For additional information about the Company’s internal control over financial reporting, see the 2016 10-K.

•	Preliminary revenue for the first six months of 2017 is currently estimated to be down approximately $60 million compared with the first six months of 2016.

▪

Preliminary Mechanical Solutions revenue is currently estimated to have declined approximately $31 million in the first half of 2017 because two large orders in its Netherlands-based business were not replicated during the period and domestic sales continued to be weak due to prior-year quality and on-time delivery issues.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

▪

Preliminary Electrical Solutions revenue is currently estimated to have declined approximately $15 million, of which $9.3 million relates to the closure of a production facility.  Lower productivity related to ongoing operational issues in the Houston plant has impacted gross margins.

▪	Preliminary Services revenue is currently estimated to have declined approximately $14 million, of which $8.7 million was related to the sale of Hetsco in January 2017.

Mechanical Solutions: This segment provides custom-designed and engineered auxiliary equipment for utility-scale natural gas turbine power plants.  Backlog at June 30, 2017 was down approximately $5 million from $37.8 million at the end of 2016.  Significant cost reductions were implemented in the domestic operations to better align costs with lower revenue and backlog.  This segment’s operations in Europe performed well in 2016 and continue to meet expectations, although revenue in 2017 has been down somewhat due to timing of projects.

Electrical Solutions:  This segment provides custom-designed and engineered electrical control houses, generator enclosures and fuel tanks.  Backlog at June 2017 was up approximately  $5 million from backlog of $55.9 million at the end of 2016.  Changes in project selection and pricing helped to improve operating results in 2016, although operational challenges within the segment continued into 2017.  Organizational changes were made in August 2017 to improve operational effectiveness, although material improvement in financial results will likely not be realized until 2018.

Services: This segment provides a comprehensive range of maintenance, modification and construction services, primarily for nuclear power plants, but also for other utilities, power plant operators and industrial customers.  Its strategy for growth is to expand scope with current customers and diversify by leveraging its capabilities for new applications, customers and markets.  Targeted markets for strategic growth include nuclear decommissioning, oil and gas mid-stream and downstream, transmission and distribution, pipeline and electric substations and government.  As a result of the recently announced recommendation to complete construction of the two-reactor expansion of Plant Vogtle, a nuclear power plant near Augusta, Georgia, Services expects to continue its work as a subcontractor on that project, pending final approval from the Georgia Public Service Commission.  Plant Vogtle Units 3 and 4 will be the first new units built in the United States in the last three decades and are currently the only new units being actively constructed in the country.  Backlog at June 30, 2017 was down approximately $20 million from $138.6 million at the end of 2016 due primarily to the completion of a maintenance and modification contract outage in the first half of 2017.  Services backlog is comprised of maintenance and modification contract work expected to be performed over the next 12 months as well as construction contracts and master service agreements.

Strategic Outlook

Mr. Holmes and Mr. Pagliara commented, “We are pleased with the progress being made by our Services segment to expand its project scope and diversify its revenue stream.  It has been safely helping plant owners and operators enhance operations for over 50 years and is capable of becoming a larger and more profitable business.”

They concluded, “While our Electrical Solutions segment had setbacks during the past year, we are encouraged that recent management and organizational changes have begun to improve our operations and restore our customers’ confidence in us.  As to the Mechanical Solutions segment, it has inherent value in its brand, worldwide product advances and renewed focus on process and quality in its U.S. operations.  Mechanical Solutions could also have better future growth opportunities as a part of a well-capitalized organization with greater resources.  Our objectives are to better capitalize Global Power and generate improved financial performance.”

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Update on Financial Reporting for 2017

The Company expects to file its quarterly reports for 2017 by the end of the year and its 2017 annual report on Form 10-K by the filing deadline at the end of March 2018.  Once current with its filings, Global Power plans to hold an annual meeting of shareholders and to apply for listing on a national securities exchange.

Webcast and Teleconference

The Company will host a webcast and conference call on Wednesday, September 13, 2017, at 9:00 am Central Time / 10:00 am Eastern Time.  The call can be accessed by dialing 201-493-6780 or the webcast and accompanying slide presentation can be found at www.globalpower.com.

An audio replay of the call will be available from 1:00 pm CT (2:00 pm ET) on the day of the teleconference until the end of day on September 20, 2017.  To listen to the audio replay, call 412‑317-6671 and enter conference ID number 13669379.  Alternatively, you may access the webcast replay at http://ir.globalpower.com/, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. GAAP measure, we present Adjusted EBITDA (earnings before interest expense-net, income tax (benefit) expense, depreciation and amortization, and unusual gains or charges), which is a non-GAAP measure.  The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation, amortization and impairment expense), taxes and unusual gains or charges (bargain purchase gain, foreign currency gain, other expense-net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, losses on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs), which are not always commensurate with the reporting period in which such items are included.  Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission (the “SEC”).  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached Adjusted EBITDA Reconciliation table on page 14.

About Global Power

Global Power is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global energy and industrial markets.  The Company reports in three operating segments.  The Mechanical Solutions segment designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines.  The Electrical Solutions segment provides custom-configured electrical houses and generator enclosures for a variety of industries.  The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing and oil and gas industries.

The Company provides information at its website: www.globalpower.com.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to comply with the terms of its debt instruments, the timing and the Company’s ability to file its 2017 financial results and regain SEC reporting compliance, the timing or outcome of its strategic alternative initiatives with its products businesses, the expected timing of shipments, preliminary estimates of 2017 financial results, ability to strengthen the Services segment, impact of recent senior leadership changes, ability to register its shares for listing on a national exchange, the expected timing of the Company’s next shareholder meeting and related matters.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties, including our ability to comply with the terms of our credit facility.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that we previously provided, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy, and the factors set forth above under the caption “Cautionary Note Regarding Preliminary Estimates.”

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of the 2016 10-K titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

Financial Tables Follow.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Consolidated Statements of Operations

	Year Ended December 31,
($ in thousands, except share and per share amounts)	2016	2015
Revenue
Mechanical Solutions	$112,022	$122,593
Electrical Solutions	75,559	93,057
Services	231,007	373,353
Total revenue	418,588	589,003
Cost of revenue
Mechanical Solutions	96,515	113,853
Electrical Solutions	73,309	94,042
Services	199,775	328,511
Total cost of revenue	369,599	536,406

Gross profit	48,989	52,597
Gross margin	11.7%	8.9%

Selling and marketing expenses	9,544	12,130
General and administrative expenses	57,194	69,471
Loss on sale of business and net assets held for sale	8,812	-
Impairment expense	-	47,755
Bargain purchase gain	-	(3,168)
Depreciation and amortization expense(1)	7,154	8,602
Total operating expenses	82,704	134,790
Operating loss	(33,715)	(82,193)
Operating margin	(8.1)%	(14.0)%

Interest expense, net	8,398	4,484
Foreign currency gain	(217)	(1,014)
Other expense, net	15	12
Total other expenses, net	8,196	3,482
Loss before income tax	(41,911)	(85,675)
Income tax expense (benefit)	1,702	(6,946)
Net loss	$(43,613)	$(78,729)

Loss per share - basic and diluted	$(2.51)	$(4.59)
Weighted average common shares outstanding - basic and diluted	17,348,286	17,151,810

(1)	Excludes depreciation and amortization for the years ended December 31, 2016 and 2015 of $2,200 and $2,470, respectively, included in cost of revenue.

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Consolidated Balance Sheets

	December 31,
($ in thousands, except share and per share amounts)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$2,805	$22,239
Restricted cash	8,765	321
Accounts receivable, net of allowance of $1,634 and $1,971, respectively	59,280	93,077
Inventories:
Raw material	4,210	6,893
Finished goods	699	1,204
Inventory reserve	(981)	(1,798)
Costs and estimated earnings in excess of billings	52,696	45,491
Assets held for sale	22,832	-
Other current assets	7,936	4,608
Total current assets	158,242	172,035
Property, plant and equipment, net	12,596	33,822
Goodwill	36,456	50,319
Intangible assets, net	24,801	44,003
Other long-term assets	747	851
Total assets	$232,842	$301,030
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,076	$16,861
Accrued compensation and benefits	10,640	15,587
Billings in excess of costs and estimated earnings	6,754	10,098
Accrued warranties	5,806	8,050
Liabilities related to assets held for sale	1,151	-
Other current liabilities	33,915	28,605
Total current liabilities	77,342	79,201
Long-term debt	45,341	70,000
Deferred tax liabilities	15,499	14,982
Other long-term liabilities	7,526	6,080
Total liabilities	145,708	170,263
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 18,855,409 and 18,571,411 shares issued, respectively, and 17,485,941 and 17,261,276 shares outstanding, respectively	188	186
Paid-in capital	76,708	74,841
Accumulated other comprehensive loss	(9,513)	(7,618)
Retained earnings	19,764	63,371
Treasury stock, at par (1,369,468 and 1,310,135 common shares, respectively)	(13)	(13)
Total stockholders’ equity	87,134	130,767
Total liabilities and stockholders’ equity	$232,842	$301,030

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
($ in thousands)	2016	2015

Operating activities:
Net loss	$(43,613)	$(78,729)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income tax provision (benefit)	516	(8,670)
Depreciation and amortization on plant, property and equipment and intangible assets	9,417	11,072
Amortization of deferred financing costs	231	253
Impairment expense	-	47,755
Loss on disposals of property, plant and equipment	2,446	19
Loss on sale of business and net assets held for sale	8,812	-
Bad debt expense	530	865
Gain on bargain purchase	-	(3,168)
Stock-based compensation	2,434	3,744
Changes in operating assets and liabilities, net of businesses acquired and sold:
Decrease in accounts receivable	27,510	20,132
Decrease in inventories	1,878	467
Decrease (increase) in costs and estimated earnings in excess of billings	(9,110)	8,050
Decrease (increase) in other current assets	(3,636)	2,600
Decrease (increase) in other assets	537	(950)
Increase in accounts payable	2,849	2,029
Increase in accrued and other liabilities	1,014	1,225
Increase (decrease) in accrued warranties	(2,226)	1,573
Decrease in billings in excess of costs and estimated earnings	(3,212)	(1,486)

Net cash (used in) provided by operating activities	(3,623)	6,781

Investing activities:
Acquisitions, net of cash acquired	-	(7,629)
Proceeds from sale of business, net of restricted cash and transaction costs	4,847	-
Net transfers of restricted cash	(8,444)	(321)
Proceeds from sale of property, plant and equipment	13,978	7
Purchase of property, plant and equipment	(872)	(7,316)

Net cash provided by (used in) investing activities	9,509	(15,259)

Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(267)	(429)
Debt issuance costs	(177)	-
Dividends paid	-	(1,589)
Proceeds from long-term debt	116,418	58,000
Payments of long-term debt	(141,076)	(33,000)

Net cash (used in) provided by financing activities	(25,102)	22,982
Effect of exchange rate changes on cash	(218)	(1,181)
Net change in cash and cash equivalents	(19,434)	13,323
Cash and cash equivalents, beginning of year	22,239	8,916

Cash and cash equivalents, end of year	$2,805	$22,239

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Segment Data

	Year Ended December 31, 2016
($ in thousands)	Mechanical Solutions	Electrical Solutions	Services	Corporate	Consolidated
Revenue	$112,022	$75,559	$231,007	$-	$418,588
Gross profit	$15,507	$2,250	$31,232	$-	$48,989
Gross margin	13.8%	3.0%	13.5%	-	11.7%
Operating (loss) income	$2,230	$(8,739)	$3	$(27,209)	$(33,715)
Operating margin	2.0%	(11.6)%	0.0%	NM	(8.1)%

	Year Ended December 31, 2015
($ in thousands)	Mechanical Solutions	Electrical Solutions	Services	Corporate	Consolidated
Revenue	$122,593	$93,057	$373,353	$-	$589,003
Gross profit	$8,740	$(985)	$44,842	$-	$52,597
Gross margin	7.1%	(1.1)%	12.0%	-	8.9%
Operating income (loss)	$(32,997)	$(27,542)	$12,217	$(33,871)	$(82,193)
Operating margin	(26.9)%	(29.6)%	3.3%	NM	(14.0)%

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Quarterly Financial Data

(unaudited)

	For the Quarter Ended
($ in thousands, except share and per share amounts)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Total revenue	$103,635	$85,444	$106,787	$122,722
Gross profit	11,955	12,937	9,286	14,811
Gross margin	11.5%	15.1%	8.7%	12.1%
Operating expenses	14,066	15,894	17,484	17,853
Restatement expenses	1,151	1,132	1,542	2,913
Loss on sale of business and net assets held for sale	124	495	8,193	-
Loss on sale-leasebacks, net	1,857	-	-	-
Operating loss	(5,243)	(4,584)	(17,933)	(5,955)
Operating margin	(5.1)%	(5.4)%	(16.8)%	(4.9)%

Interest expense, net	1,977	1,764	1,997	2,660
Foreign currency (gain) loss	(479)	83	(129)	308
Other expense (income), net	65	(109)	64	(5)
Loss before income tax	(6,806)	(6,322)	(19,865)	(8,918)
Income tax expense	180	408	247	867
Net loss	$(6,986)	$(6,730)	$(20,112)	$(9,785)

Loss per share - basic and diluted	$(0.40)	$(0.39)	$(1.16)	$(0.57)
Weighted average common shares outstanding - basic and diluted	17,433,754	17,396,079	17,338,255	17,223,901

	For the Quarter Ended
($ in thousands, except share and per share amounts)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Total revenue	$144,424	$124,162	$174,276	$146,141
Gross profit	8,945	14,932	17,948	10,772
Gross margin	6.2%	12.0%	10.3%	7.4%
Operating expenses	18,162	18,486	18,720	20,450
Restatement expenses	5,974	6,796	1,615	-
Impairment expense	4	47,751	-	-
Bargain purchase gain	-	-	-	(3,168)
Operating loss	(15,195)	(58,101)	(2,387)	(6,510)
Operating margin	(10.5)%	(46.8)%	(1.4)%	(4.5)%

Interest expense, net	2,076	953	830	625
Foreign currency (gain) loss	151	(55)	144	(1,254)
Other expense (income), net	21	(2)	(39)	32
Loss before income tax	(17,443)	(58,997)	(3,322)	(5,913)
Income tax expense (benefit)	549	(7,192)	576	(879)
Net loss	$(17,992)	$(51,805)	$(3,898)	$(5,034)

Loss per share - basic and diluted	$(1.05)	$(3.02)	$(0.23)	$(0.29)
Weighted average common shares outstanding - basic and diluted	17,186,159	17,161,183	17,159,115	17,099,728

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Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Adjusted EBITDA Reconciliation

(unaudited)

	Year Ended December 31,
($ in thousands)	2016	2015

Net loss	$(43,613)	$(78,729)
Add back:
Depreciation and amortization expense	9,417	11,072
Loss on sale of business and net assets held for sale	8,812	-
Interest expense, net	8,398	4,484
Restatement expenses	6,738	14,385
Stock-based compensation	2,434	3,744
Loss on sale-leasebacks, net	1,857	-
Income tax expense (benefit)	1,702	(6,946)
Facility exit costs	1,679	-
Bank restructuring costs	1,320	-
Severance costs	1,149	1,250
Asset disposition costs	664	-
Franchise taxes	362	301
Other expense, net	-	12
Impairment expense	-	47,755
Bargain purchase gain	-	(3,168)
Foreign currency gain	(217)	(1,014)
Non-GAAP Adjusted EBITDA	$702	$(6,854)

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense-net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expense, bargain purchase gain, foreign currency gain, other expense-net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, loss on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs.  Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Global Power believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Global Power's financial statements, as they are used as analytical indicators by Global Power's management to better understand operating performance.  Global Power’s credit facility also contains ratios based on EBITDA.  Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

-MORE-

Global Power Reports Financial Results for 2016; Provides Operational Update and Announces Strategic Initiatives

September 12, 2017

Global Power Equipment Group Inc.

Adjusted EBITDA Reconciliation

(unaudited)

	Year Ended December 31, 2016
	As	EBITDA	As
($ in thousands)	Reported	Adjustments	Adjusted

Mechanical Solutions	$112,022	$-	$112,022
Electrical Solutions	75,559	-	75,559
Services	231,007	-	231,007
Total revenue	418,588	-	418,588

Mechanical Solutions	96,515	(1,341)	95,174
Electrical Solutions	73,309	(2,341)	70,968
Services	199,775	-	199,775
Cost of revenue	369,599	(3,682)	365,917

Mechanical Solutions	15,507	1,341	16,848
Electrical Solutions	2,250	2,341	4,591
Services	31,232	-	31,232
Gross profit	48,989	3,682	52,671
Gross margin	11.7%	NA	12.6%

Mechanical Solutions	13,277	(2,321)	10,956
Electrical Solutions	10,989	(4,787)	6,202
Services	31,229	(12,505)	18,724
Corporate	27,209	(11,137)	16,072
Total operating expenses	82,704	(30,750)	51,954

Mechanical Solutions	2,230	3,662	5,892
Electrical Solutions	(8,739)	7,128	(1,611)
Services	3	12,505	12,508
Corporate	(27,209)	11,137	(16,072)
Operating income (loss)	(33,715)	34,432	717
Operating margin	(8.1)%	NA	0.2%

Interest expense, net	8,398	(8,398)	-
Foreign currency gain	(217)	217	-
Other expense, net	15	-	15
	8,196	(8,181)	15
Loss before income tax	(41,911)	42,613	702
Income tax expense (benefit)	1,702	(1,702)	-
Net income (loss)	$(43,613)	$44,315	$702

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense-net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expense, bargain purchase gain, foreign currency gain, other expense-net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, loss on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs.  Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Global Power believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Global Power's financial statements, as they are used as analytical indicators by Global Power's management to better understand operating performance.  Global Power’s credit facility also contains ratios based on EBITDA.  Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

-MORE-

Global Power Equipment Group Inc.

Adjusted EBITDA Reconciliation

(unaudited)

	Year Ended December 31, 2015
	As	EBITDA	As
($ in thousands)	Reported	Adjustments	Adjusted

Mechanical Solutions	$122,593	$-	$122,593
Electrical Solutions	93,057	-	93,057
Services	373,353	-	373,353
Total revenue	589,003	-	589,003

Mechanical Solutions	113,853	(1,991)	111,862
Electrical Solutions	94,042	(1,071)	92,971
Services	328,511	-	328,511
Cost of revenue	536,406	(3,062)	533,344

Mechanical Solutions	8,740	1,991	10,731
Electrical Solutions	(985)	1,071	86
Services	44,842	-	44,842
Gross profit	52,597	3,062	55,659
Gross margin	8.9%	NA	9.4%

Mechanical Solutions	41,737	(26,629)	15,108
Electrical Solutions	26,557	(19,248)	7,309
Services	32,625	(8,180)	24,445
Corporate	33,871	(18,220)	15,651
Total operating expenses	134,790	(72,277)	62,513

Mechanical Solutions	(32,997)	28,620	(4,377)
Electrical Solutions	(27,542)	20,319	(7,223)
Services	12,217	8,180	20,397
Corporate	(33,871)	18,220	(15,651)
Operating income (loss)	(82,193)	75,339	(6,854)
Operating margin	(14.0)%	NA	(1.2)%

Interest expense, net	4,484	(4,484)	-
Foreign currency gain	(1,014)	1,014	-
Other expense, net	12	(12)	-
	3,482	(3,482)	-
Loss before income tax	(85,675)	78,821	(6,854)
Income tax expense (benefit)	(6,946)	6,946	-
Net income (loss)	$(78,729)	$71,875	$(6,854)

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense-net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expense, bargain purchase gain, foreign currency gain, other expense-net, stock-based compensation, restatement expenses, asset disposition costs, loss on sale-leasebacks-net, loss on sale of business and net assets held for sale, bank restructuring costs, facility exit costs and severance costs.  Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Global Power believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Global Power's financial statements, as they are used as analytical indicators by Global Power's management to better understand operating performance.  Global Power’s credit facility also contains ratios based on EBITDA.  Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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